As filed with the Securities and Exchange Commission on April 29, 1996
                                          Registration Number 333-
- ---------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                                NBT BANCORP INC.
                                ----------------
             (Exact name of registrant as specified in its charter)
               Delaware                                 16-1268674
               --------                                 ----------
  (State or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)             Number)


                 52 South Broad Street, Norwich, New York 13815
                 ----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

         Non-Qualified Stock Option Agreement With Joseph J. Butare, Jr.
                              (Full Title of Plan)

                                DARYL R. FORSYTHE
                      President and Chief Executive Officer
                                NBT BANCORP INC.
          52 South Broad Street, Norwich, New York 13815 (607) 337-6000
          -------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                      BRIAN D. ALPRIN and LAURENCE S. LESE
                        METZGER, HOLLIS, GORDON & ALPRIN
            Suite 1000, 1275 K Street, N.W., Washington, D.C.  20005
                                 (202) 842-1600

         Approximate Date of Commencement of Sales Pursuant to the Plan:
               From time to time after the effective date of this
                             Registration Statement.

                         CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------
Title of Securities to     Amount to be       Proposed           Proposed                Amount of
be Registered              Registered (3)     Maximum            Maximum                 Registration
                                              Offering Price     Aggregate               Fee
                                              Per Share (1)      Offering Price (2)
- -----------------------------------------------------------------------------------------------------
Common Stock,              157,220 shares     $16.10             $2,531,242              $872.84
no par value, $1.00
stated value per
share
- -----------------------------------------------------------------------------------------------------

(1) As set forth in the Stock Option Agreement between the registrant and Mr. Butare.

(2) Calculated in accordance with Rule 457(h)(1) on the basis of the prices at which the options may be exercised.

(3) Plus such additional number of shares as may be required pursuant to the Stock Option Agreement in the event of a stock dividend or split, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or other similar corporate change.
</FN

            An Exhibit Index is included on page 5 of this Form S-8.

PART I --- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions for Form S-8, the document containing the information specified in Items 1 and 2 of Part I of the Form S-8 is not being filed with the Commission as part of this Registration Statement, but will be sent or given to the optionee as specified by Rule 428(b)(1).

PART II --- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3 --- Incorporation of Certain Documents by Reference
- ----------------------------------------------------------
The following documents and portions of documents filed by NBT BANCORP INC. (Bancorp or Registrant) with the Commission are hereby incorporated into this Registration Statement by reference:

   (a)   BANCORP's Annual Report on Form 10-K for the year ended December
         31, 1995.

   (b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 1995.

   (c) The description of BANCORP's Common Stock as set forth under the caption "DESCRIPTION OF NBT BANCORP INC. CAPITAL STOCK" presented in Part I of this Form S-8 Registration Statement.

BANCORP additionally incorporates by reference herein all documents to be subsequently filed by BANCORP pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be part hereof from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4 --- Description
- ----------------------
This Item is omitted because BANCORP's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5 --- Interests of Named Experts and Counsel
- -------------------------------------------------
This Item is omitted because it is not applicable.

Item 6 --- Indemnification of Directors and Officers
- ----------------------------------------------------
BANCORP's Articles of Incorporation and By-Laws contain provisions providing that BANCORP shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of BANCORP, or is or was serving at the request of BANCORP as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized and in the manner prescribed by the Delaware General Corporation Law.

BANCORP's Articles of Incorporation also provide that a Director of BANCORP shall not be personally liable to BANCORP or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions.
                                      -2-

Item 7 --- Exemption from Registration Claimed
- ----------------------------------------------
This Item is omitted because it is not applicable

Item 8 --- Exhibits
- -------------------
The exhibits to this registration statement are listed in the Exhibit Index included elsewhere herein.

Item 9 --- Undertakings
- -----------------------
Rule 415 Offering

   The undersigned hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on the twenty-sixth day of April, 1996.

                                           NBT BANCORP INC.

                                           By: /s/Daryl R. Forsythe
                                               --------------------
                                               Daryl R. Forsythe
                                               President and
                                               Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the twenty-third day of April, 1996.

Signature                         Title                       Date
- ---------                         -----                       ----

  DARYL R. FORSYTHE               President and Chief         4/23/96
* ---------------------------     Executive Officer           -------
  Daryl R. Forsythe

  JOE C. MINOR                    Vice President, Chief       4/23/96
* ---------------------------     Financial Officer, and      -------
  Joe C. Minor                    Treasurer

  EVERETT A. GILMOUR              Director                    4/23/96
* ---------------------------                                 -------
  Everett A. Gilmour

  PETER B. GREGORY                Director                    4/23/96
* ---------------------------                                 -------
  Peter B. Gregory

  ANDREW S. KOWALCZYK, JR.        Director                    4/23/96
* ---------------------------                                 -------
  Andrew S. Kowalczyk, Jr.

  JOHN C. MITCHELL                Director                    4/23/96
* ---------------------------                                 -------
  John C. Mitchell

  PAUL O. STILLMAN                Director                    4/23/96
* ---------------------------                                 -------
  Paul O. Stillman

By: /s/DARYL R. FORSYTHE
    --------------------
    DARYL R. FORSYTHE
    ATTORNEY-IN-FACT

* An original power of attorney, authorizing Daryl R. Forsythe and Joe C. Minor and each of them to sign this Registration Statement as attorneys for Officers and Directors of the Registrant, is included in this Form S-8 as
Exhibit 24.1.

                                 EXHIBIT INDEX

The following documents are attached as exhibits to this Form S-8 or, if annotated by the symbol *, are incorporated by reference as Exhibits as indicated by the page number of exhibit cross-reference to the prior filings of the Registrant with the Commission.

Exhibit                                                           Exhibit
Number                                                            Cross
- ------                                                            Reference
                                                                  ---------
4.1      Certificate of Incorporation of NBT BANCORP INC.,        *
            as Amended through April 22, 1995.
            Form 10-Q for the quarterly period ended
            March 31, 1995, filed May 15, 1995.
            Exhibit 3.1.

4.2      By-Laws of NBT BANCORP INC.                              *
            Form 10-K for the year ended December 31, 1994,
            filed March 30, 1995, File No. 0-14703.
            Exhibit 3.3.

5.1      Opinion and Consent of Metzger, Hollis, Gordon           Herewith
            & Alprin.

23.1     Consent of Metzger, Hollis, Gordon & Alprin              Herewith
            (contained in their opinion filed as
            Exhibit 5.1).

23.2     Consent of KPMG Peat Marwick LLP, independent            Herewith
            auditors.

24.1     Power of Attorney.                                       Herewith

                                 EXHIBIT NO. 5.1
             OPINION AND CONSENT OF METZGER, HOLLIS, GORDON & ALPRIN

                                        April 29, 1996



NBT Bancorp Inc.
52 South Broad Street
Norwich, New York  13815

Gentlemen:

      You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 157,220 shares of common stock, no par value, stated value $1.00 per share ("Common Stock"), of NBT Bancorp Inc. (the "Company") on Form S-8 (the "Registration Statement). The Common Stock to which the Registration Statement relates is issuable pursuant to the Company's Non-Qualified Stock Option Agreement with Joseph J. Butare, Jr. (the "Plan").

      We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we advise you that, in our opinion, the shares of Common Stock registered pursuant to the Registration Statement and offered by the Company pursuant to the Plan and as contemplated in the Registration Statement, when paid for in full by the participant in accordance with the Plan, will be, when issued, duly authorized and legally issued, fully paid, and non-assessable.

      We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                        Sincerely,

                                        METZGER, HOLLIS, GORDON & ALPRIN



                                        By:/s/ Laurence S. Lese
                                               Laurence S. Lese

                                          EXHIBIT NO. 23.2
                                   CONSENT OF KPMG PEAT MARWICK LLP

                                    CONSENT OF INDEPENDENT AUDITORS
                                    -------------------------------

The Board of Directors
NBT Bancorp Inc.:

We consent to incorporation by reference in the registration statement for the Non-Qualified Stock Option Agreement With Joseph J. Butare, Jr. on Form S-8 of NBT Bancorp Inc. of our report dated January 12, 1996, relating to the consolidated balance sheets of NBT Bancorp Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which report has been incorporated by reference in the December 31, 1995 annual report on Form 10-K of NBT Bancorp Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.


                                         /s/ KPMG Peat Marwick LLP


Syracuse, New York
April 24, 1996

                                          EXHIBIT NO. 24.1
                                          POWER OF ATTORNEY

                                          POWER OF ATTORNEY

KNOW all men by these presents, that the undersigned officers and directors of NBT BANCORP INC., in the capacities and dates(s) indicated below, do hereby constitute and appoint Daryl R. Forsythe and Joe C. Minor and either one of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable the Company to comply with the Securities Act of 1933, as amended, and rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 for the Non-Qualified Stock Option Agreement with Joseph J. Butare, Jr. ("Registration Statement"). Without limiting the generality of the foregoing power and authority, the power granted includes the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all post-effective amendments, and supplements to this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents or either of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

Signature                        Title                       Date
- ---------                        -----                       ----

/s/Daryl R. Forsythe             President and Chief         4/23/96
- ---------------------------      Executive Officer           -------
Daryl R. Forsythe

/s/Joe C. Minor                  Vice President, Chief       4/23/96
- ---------------------------      Financial Officer, and      -------
Joe C. Minor                     Treasurer

/s/Everett A. Gilmour            Director                    4/23/96
- ---------------------------                                  -------
Everett A. Gilmour

/s/Peter B. Gregory              Director                    4/23/96
- ---------------------------                                  -------
Peter B. Gregory

/s/Andrew S. Kowalczyk, Jr.      Director                    4/23/96
- ---------------------------                                  -------
Andrew S. Kowalczyk, Jr.

/s/John C. Mitchell              Director                    4/23/96
- ---------------------------                                  -------
John C. Mitchell

/s/Paul O. Stillman              Director                    4/23/96
- ---------------------------                                  -------
Paul O. Stillman